UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 17, 2009

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

c/o Toreador Resources SAS 9 rue Scribe
Paris, France	75009
(Address of Principal Executive Offices)	(Zip Code)

33 1 47 03 34 24

(Registrant’s Telephone Number, Including Area Code)

13760 Noel Road, Suite 1100

Dallas, Texas 75240

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2009, Toreador Resources Corporation (“Toreador”) announced that Nicholas Gay has resigned as a member of the Board of Directors (the “Board”) and Chairman of the Audit Committee, effective immediately.  Toreador also announced that the Board has entered into discussions with qualified candidates to replace Mr. Gay and has appointed Herbert C. Williamson III as acting Chairman of the Audit Committee until a permanent replacement is selected by the Board.

Item 7.01          Regulation FD Disclosure

On August 17, 2009, Toreador issued a press release announcing Mr. Gay’s resignation.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Pursuant to General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing by Toreador under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.         Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 17, 2009.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: August 17, 2009
	By:	/s/ Charles J. Campise
Charles J. Campise, Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 17, 2009.